Exhibit 99.1

The Lancet Publishes HOPE-3 Data for Capricor Therapeutics’ Deramiocel in Duchenne Muscular Dystrophy

--Independent Peer Review Provides External Validation of the Trial's Design, Statistical Methodology and Findings--

--Randomized, Double-Blind, Placebo-Controlled HOPE-3 Phase 3 Trial (n=106) Met Primary Endpoint, with Deramiocel Slowing Upper Limb Function Decline by 54 Percent versus Placebo (PUL 2.0, p=0.03) and Showing Clinically Meaningful Cardiac Benefit--

--Deramiocel BLA Remains Under Active FDA Review, with PDUFA Target Action Date of August 22, 2026--

SAN DIEGO, July 29, 2026 (GLOBE NEWSWIRE) — Capricor Therapeutics (NASDAQ: CAPR), a biotechnology company developing transformative cell and exosome-based therapeutics for rare diseases, today announced that The Lancet, one of the most selective and highly regarded peer-reviewed journals in medicine, has published results from the Company’s pivotal Phase 3 HOPE-3 clinical trial evaluating Deramiocel, its investigational cell therapy for the treatment of Duchenne muscular dystrophy (DMD). The manuscript underwent independent expert peer review, providing external validation of the trial’s design, statistical methodology and findings. The results are based on the Company’s prespecified Statistical Analysis Plan version 3.0 (SAP 3.0). The paper, titled “Deramiocel heart-derived cellular therapy in advanced Duchenne muscular dystrophy (HOPE-3): a phase 3, randomised, double-blind, placebo-controlled trial” can be accessed here.

“The HOPE-3 results are a landmark moment for the Duchenne community, demonstrating a significant benefit on skeletal muscle function alongside compelling data shown in cardiac function,” said Craig McDonald, M.D., Distinguished Professor of Physical Medicine & Rehabilitation and Pediatrics at UC Davis Health, National PI of the HOPE-2 and HOPE-3 trials and lead author of the publication. “A 54 percent slowing of upper limb disease progression (p=0.03) is a substantial, meaningful effect in a population where functional decline is typically relentless and irreversible. HOPE-3 is the first Phase 3 trial to demonstrate a significant benefit on function in a largely non-ambulatory DMD population, and the concurrent benefits in several cardiac measures lend biological support to a consistent treatment effect across skeletal and cardiac muscle. After many years of work, seeing a therapy deliver at this level has been a profound privilege.”

“The totality of evidence for Deramiocel is strong, with clinically meaningful benefits now published in The Lancet, one of medicine's most highly regarded journals," said Linda Marbán, Ph.D., CEO of Capricor. “The Lancet's rigorous, independent peer review process further validates these results. This is the same body of evidence that forms the foundation of our BLA and will be discussed at our Advisory Committee meeting. The publication reinforces our confidence in the strength and durability of these results in advance of Deramiocel's PDUFA target action date of August 22. We have continued to work with the FDA throughout its review, and we firmly believe this evidence supports approval. Deramiocel can change the course of this disease, and we are focused on our goal of bringing it to patients as the first approved cell therapy for Duchenne.”

About Duchenne Muscular Dystrophy

DMD is a severe, X-linked genetic disorder characterized by progressive muscle degeneration affecting the skeletal, respiratory, and cardiac muscles. It is caused by the absence of functional dystrophin, a key structural protein in muscle cells. DMD affects approximately 15,000 individuals in the United States and primarily impacts boys. Over time, deterioration of the heart muscle leads to cardiomyopathy and heart failure, which is the leading cause of death in DMD. There is no cure, and treatment options remain limited.

About Deramiocel

Deramiocel (CAP-1002) consists of allogeneic cardiosphere-derived cells (CDCs), a rare population of cardiac cells that have been shown in preclinical and clinical studies to exert potent immunomodulatory and anti-fibrotic actions in the preservation of cardiac and skeletal muscle function in muscular dystrophies such as DMD. CDCs act by secreting extracellular vesicles known as exosomes, which target macrophages and alter their expression profile to adopt a healing rather than pro-

inflammatory phenotype. CDCs have been investigated in more than 250 peer-reviewed scientific publications and administered to over 250 human subjects across multiple clinical trials.

Deramiocel has received Orphan Drug Designation for the treatment of DMD from both the U.S. FDA and the European Medicines Agency (EMA). In addition, it has been granted Regenerative Medicine Advanced Therapy (RMAT) designation in the U.S., Advanced Therapy Medicinal Product (ATMP) designation in Europe, and Rare Pediatric Disease Designation from the FDA, which may qualify Capricor for a Priority Review Voucher upon approval.

About Capricor Therapeutics

Capricor Therapeutics (NASDAQ: CAPR) is a biotechnology company dedicated to advancing cell and exosome-based therapeutics for the treatment of rare diseases. Our lead product candidate, Deramiocel, is an allogeneic cardiac-derived cell therapy in late-stage development for DMD, shown in clinical studies to preserve cardiac and skeletal muscle function. Capricor is also advancing its proprietary StealthX™ exosome platform for the targeted delivery of oligonucleotides, proteins, and small-molecule therapeutics across a range of diseases. At Capricor, we are committed to delivering new therapies for patients with rare diseases. For more information, visit capricor.com, and follow Capricor on Facebook, Instagram and X.

Cautionary Note Regarding Forward-Looking Statements

Statements in this press release regarding the efficacy, safety, and intended utilization of Capricor’s product candidates; the initiation, conduct, size, timing and results of clinical trials; the pace of enrollment of clinical trials; plans regarding regulatory filings, future research and clinical trials; regulatory developments involving products, including future interactions with regulatory authorities and the ability to obtain regulatory approvals or otherwise bring products to market; manufacturing capabilities; dates for regulatory meetings; the potential that required regulatory inspections may be delayed or not be successful which would delay or prevent product approval, revenue and reimbursement estimates, projected terms of definitive agreements, our financial position, our possible uses of existing cash and investment resources, and statements regarding our litigation with Nippon Shinyaku Co., Ltd. and NS Pharma, Inc., including the nature of the dispute, our expectations regarding any legal proceedings, and our ability to commercialize Deramiocel independent of our existing distribution agreement and any other statements about Capricor’s management team’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “could,” “anticipates,” “expects,” “estimates,” “should,” “target,” “will,” “would” and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements. More information about these and other risks that may impact Capricor’s business is set forth in Capricor’s Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the Securities and Exchange Commission on March 17, 2026 and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, as filed with the Securities and Exchange Commission on May 13, 2026. All forward-looking statements in this press release are based on information available to Capricor as of the date hereof, and Capricor assumes no obligation to update these forward-looking statements.

Deramiocel and the StealthX™ vaccine are investigational candidates and have not been approved for commercial use in any indication.

For more information, please contact:

Capricor Media Contact:

Caitlin Kasunich

KCSA Strategic Communications

ckasunich@kcsa.com

212.896.1241

Capricor Company Contact:

AJ Bergmann, Chief Financial Officer

abergmann@capricor.com

858.727.1755